Exhibit 99.1

Media Contact:	Investor Contact:
Drew Miale	Andrew McBath
Davies Murphy Group, Inc.	404-302-9700
781-418-2438	amcbath@internap.com
internap@daviesmurphy.com
www.daviesmurphy.com

Internap Appoints Two New Members to Board of Directors

Michael Ruffolo and Debora Wilson bring diverse leadership talents to complement
Internap’s Board of Directors

ATLANTA – December 1, 2009 – Internap Network Services Corporation (NASDAQ: INAP), a global provider of end-to-end Internet business solutions, today announced the appointments of Michael A. Ruffolo and Debora J. Wilson to the company’s Board of Directors. Both appointments are effective January 1, 2010.

Since 2004, Mr. Ruffolo has been the Chairman and CEO of Liquid Machines, the leading provider of Enterprise Rights Management (ERM) solutions. As the EVP and Chief Operating Officer of Akamai Technologies from 2001-2004, he successfully refocused the company on the enterprise and government markets, while dramatically improving operating results. Prior to Akamai, Ruffolo was Executive Vice President of Global Sales, Services and Marketing at EMC Corporation where he drove over $8.5 billion in revenue. In addition, Ruffolo served as President of the Document Solutions Group at Xerox and Chief Information Officer at NCR Corporation.

Ms. Wilson served as President and CEO of The Weather Channel (TWC) from 2004-2009. During her tenure as CEO, TWC grew to become one of the most well-known and respected media brands and among the most successful at broadening its content and profit sources into a cross-platform, multi-media organization, with significant increases in distribution, revenue and profit as a result.  Before being named CEO, Wilson also served as Chief Operating Officer and Executive Vice President of TWC and launched weather.com®, consistently ranking among the top 20 web sites and the top 5 content sites on mobile devices.  Before joining TWC, Wilson spent 15 years in the telecommunications industry at Bell Atlantic (now Verizon) and held management positions in network operations and new product development. Wilson also currently serves on the Board of Markel Corporation.

“Ms. Wilson and Mr. Ruffolo are seasoned executives that together bring a compelling range of relevant expertise in technology, branding, and IT customer insights to our Board of Directors,” said Internap President and CEO, Eric Cooney. “Their strategic guidance will play a key role in the ongoing evolution of Internap’s business as we strive to meet our long-term profitable growth and innovation objectives.”

“After careful consideration, the Board is very pleased with the additions of Mr. Ruffolo and Ms. Wilson’” said Dr. Dan Stanzione, Internap’s Chairman of the Board. “These new Board members bring considerable experience to augment the leadership changes we have been making to strengthen the company and position it for continued growth.”

About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience® by managing, delivering and distributing applications and content with 100 percent performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate, improve service levels, and lower the cost of IT operations. Thousands of companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit http://www.internap.com/.

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Internap “Safe Harbor” Statement
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements related to the role of our Board of Directors in Internap’s achievement of long term growth and objectives. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include Internap’s ability to respond successfully to technological change and the severe economic downturn, which has required it to continue to lower the cost of its products; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; provide or improve Internet infrastructure services to our customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Internap undertakes no obligation to revise or update any forward-looking statement for any reason.